UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

MACY’S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creating a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

     On September 6, 2013, Macy's, Inc. ("Macy's") and its wholly owned subsidiary, Macy's Retail Holdings, Inc. ("Macy's Holdings"), entered into the Fifth Supplemental Trust Indenture (the "Fifth Supplemental Indenture") to an indenture, dated as of January 13, 2012 (the "Base Indenture" and, together with the Fifth Supplemental Indenture, the "Indenture"), among Macy's Holdings, as issuer, Macy's, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the "Trustee"), in connection with the offer and sale of $400 million aggregate principal amount of Macy's Holdings' 4.375% Senior Notes due 2023 (the "senior notes"), which are fully and unconditionally guaranteed by Macy's.

     Macy's Holdings will pay interest on the senior notes on each March 1 and September 1, beginning on March 1, 2014.  The senior notes will mature on September 1, 2023.  Before June 1, 2023, Macy's Holdings may, at any time, redeem the senior notes at a redemption price equal to 100% of the principal amount of such series, plus a "make whole" premium described in the Indenture.  On or after June 1, 2023, Macy's Holdings may redeem the senior notes at par, plus accrued and unpaid interest.

     Upon the occurrence of both (i) a change of control of Macy's and (ii) within a specified period in relation to the change of control, a downgrade of the senior notes by at least two of Fitch Ratings, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services and being rated below an investment grade rating by at least two of such rating agencies, Macy's Holdings will be required to make an offer to purchase the senior notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

     The senior notes are subject to the covenants in the Indenture, which include limitations on liens, limitations on sale and leaseback transactions, limitations on sales of assets, and limitations on merger and consolidation.

     The Indenture contains customary events of default, including:  (a) failure to pay principal or premium, if any, on any senior note when due; (b) failure to pay any interest on any senior note for 30 days after the interest becomes due; (c) failure to redeem or repurchase any senior note when required to do so; (d) Macy's Holdings' failure to perform, or its breach of, any other covenant in the Indenture for 60 days after written notice thereof; (e) nonpayment at maturity or other default (beyond any applicable grace period) under any agreement or instrument relating to any other indebtedness of Macy's Holdings or any of its restricted subsidiaries, the unpaid principal amount of which is not less than $100 million, which default results in the acceleration of the maturity of the indebtedness; (f) the entry of any final judgment or order against Macy's Holdings, Macy's or any of their restricted subsidiaries, which judgment or order creates a liability of $100 million or more in excess of insured amounts and which has not been stayed, vacated, discharged, or otherwise satisfied for a period of 60 days; (g) Macy's guarantee ceases to be in full force and effect; and (h) specified events of bankruptcy, insolvency or reorganization involving Macy's Holdings, Macy's or any significant subsidiary (or group of subsidiaries that would constitute a significant subsidiary) of Macy's or Macy's Holdings.

     If an event of default resulting from specified events involving bankruptcy, insolvency or reorganization occurs, the Indenture provides that the principal of, premium, if any, and accrued interest on the senior notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the senior notes.  If any other event of default occurs and is continuing, the Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the outstanding senior notes of a series may declare the principal amount of all the senior notes of that series to be due and payable immediately.

     The foregoing disclosure is qualified in its entirety by reference to the Base Indenture and the Fifth Supplemental Indenture, which are included as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and are incorporated herein by reference.

     In connection with the offering of the senior notes, Macy's is filing other exhibits to this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
1.1	Underwriting Agreement, dated September 3, 2013, among Macy's Retail Holdings, Inc., Macy's, Inc. and the underwriters named therein.
4.1

Indenture, dated as of January 13, 2012, among Macy's Retail Holdings, Inc., as issuer, Macy's, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Macy’s, Inc.’s Current Report on Form 8-K (File No. 001-13536) filed on January 13, 2012)

4.2

Fifth Supplemental Trust Indenture, dated as of September 6, 2013, among Macy's Retail Holdings, Inc., as issuer, Macy's, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Jones Day
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: September 6, 2013	By: /s/ Dennis J. Broderick Name: Dennis J. Broderick Title: Executive Vice President, General Counsel and Secretary

Index to Exhibits

Index Number	Description
1.1	Underwriting Agreement, dated September 3, 2013, among Macy's Retail Holdings, Inc., Macy's, Inc. and the underwriters named therein.
4.1

Indenture, dated as of January 13, 2012, among Macy's Retail Holdings, Inc., as issuer, Macy's, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to Macy's, Inc.'s Current Report on Form 8-K (File No. 001-13536) filed on January 13, 2012)

4.2

Fifth Supplemental Trust Indenture, dated as of September 6, 2013, among Macy's Retail Holdings, Inc., as issuer, Macy's, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee

5.1	Opinion of Jones Day
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)